Exhibit 99.1

           Actuate Reports First Quarter Financial Results;
            Year-over-year Quarterly Revenue Growth of 21%;
      Year-over-year Quarterly Non-GAAP Net Income Growth of 72%

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--April 25, 2006--Actuate Corporation (NASDAQ:ACTU), the world leader in Enterprise Reporting and Performance Management Applications, today announced its financial results for its fiscal first quarter ended March 31, 2006.
    Revenues for the first quarter of 2006 were $29.8 million, a 21% increase compared with the first quarter of 2005. License revenues for the first quarter of 2006 were $10.0 million, a 12% increase from the year-ago quarter. Services revenues for the first quarter of 2006 were $19.9 million, a 27% increase compared with the first quarter of 2005.
    Net loss for the first quarter of 2006, as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $368,000, or $0.01 per share, compared with net income of $245,000 or $0.00 per diluted share in the first quarter of 2005. First quarter 2006 results included (1) a non-recurring, non-tax deductible $900,000 charge for in-process R&D costs associated with the acquisition of performancesoft, Inc. and (2) a $1.5 million, non-tax deductible charge related to our adoption of FAS 123R, which requires that stock-based compensation expense be included in GAAP results.
    Non-GAAP operating margin for the first quarter of 2006 was 8.4% compared with a non-GAAP operating margin of 6.0% for the first quarter of 2005. First quarter 2006 non-GAAP net income totaled $2.0 million, an increase of approximately $800,000 or 72% compared with non-GAAP net income of $1.2 million in the year-ago quarter. Non-GAAP diluted income per share in the first quarter of 2006 was $0.03 compared with the $0.02 per diluted share reported for the first quarter of 2005.
    Non-GAAP financial measures discussed in this release exclude the amortization of purchased technology and other intangibles, the write-off of in-process R&D, restructuring costs, stock-based compensation expense, non-recurring legal fees and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results. The income tax rate used to compute the first quarter 2006 non-GAAP net income was 30%. The income tax rate used to compute non-GAAP net income for the first quarter 2005 was 37.5%.
    Cash, cash equivalents and short-term investments at March 31, 2006 totaled $42.2 million. The decrease of $12.2 million from December 31, 2005 was primarily attributable to the payment of $16.5 million for the acquisition of performancesoft, Inc. as well as the cash outlay of $1.0 million in furtherance of Actuate's ongoing open-market share repurchase program, offset partially by $4.7 million in cash generated from operations.
    "Actuate continued to make positive progress in first quarter of 2006," said Pete Cittadini, Actuate's president and CEO. "BIRT, our Open Source initiative with the Eclipse Foundation, continues to gain traction within the Eclipse developer community as evidenced by a record 50,000 downloads of the product during Q1. We also secured several transactions resulting from our Open Source initiative during the first quarter."
    "Our solutions initiatives around Customer Self-Service and Performance Management continue to generate significant license and services business. The addition of performancesoft Views, an easy to use Performance Management application, to the Actuate Enterprise Reporting Application platform allows us to offer innovative Real-Time Performance Management applications that will drive operational performance throughout the enterprise."

    First Quarter Financial Highlights

    -- Grew revenues and non-GAAP net income 21% and 72%, respectively compared with Q1 2005;

    --  Generated $4.7 million in cash flow from operations;

    --  Decreased DSOs 20 days during Q1 2006 to 65 days;

    --  Deferred revenue increased 27% from Q1 2005 to $33.4 million;

    --  Repurchased 289,000 shares at a total cost of approximately
        $1.0 million.

    First Quarter Customer Highlights

    During the first quarter, Actuate received significant new and repeat business from, among others, Bank of America, Citigroup, Deka Bank, Deutsche Bank, Deutsche Telekom/T-Systems, Digital River, GE Industrial Systems, General Motors, HSBC Asset Management, IBM, Investec Asset Management, JP Morgan Chase, Lehman Brothers Holding, Lucent Technologies, eBay/PayPal, Siebel Systems, Societe Generale, Sungard Investment Management, Toyota Motor Corporation and the U.S. Department of Army.

    First Quarter Business Highlights

    -- Acquired performancesoft, Inc. and its leading scorecard and dashboard application to distribute visibility and promote accountability beyond the Finance function and extend it throughout the enterprise;

    -- Eclipse Foundation announced availability of Eclipse BIRT 2.0 with support from Actuate, IBM, Pentaho, Scapa Technologies and Zend;

    -- Delivered Actuate BIRT 2.0 designed to deliver ease-of-use and flexibility to report developers;

    --  Exceeded 50,000 downloads of BIRT and Actuate BIRT during Q1
        2006;

    -- Announced that Quixtar is utilizing the Actuate Enterprise Reporting Application Platform to provide millions of timely, easy-to-use web reports annually to Quixtar Independent
        Business Owners;

    -- Actuate became an IBM Cluster ISV Partner for Banking Actuate as the only Enterprise Reporting vendor partner for IBM Front Office Banking Practice;

    -- Deepened Actuate's long standing relationship with IBM by announcing that it will contribute business services to SOA Business Central, IBM's catalog of business services based upon a Service Oriented Architecture (SOA);

    --  Announced deployment of performancesoft Views at Pentagon
        Renovation and Construction Program Office (PENREN),
        Bombardier Aerospace, Sunderland Teaching Primary Care Trust
        (TPCT), and ten new Local Authorities in the UK.

    Conference Call Information

    Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, April 25, 2006 to further discuss these results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's Web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome and will be available as an archived replay at the same location until approximately May 9, 2006.

    Discussion of Non-GAAP Financial Measures

    This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Such measures are intended to serve as a supplement to the GAAP results presented herein, and should not be considered in isolation or as a substitute for such GAAP results.
    The non-GAAP financial measures described herein exclude the following items: a) amortization charges for purchased technology and other intangible assets resulting from the company's acquisition transactions; b) in-process R&D charges resulting from the company's acquisition transactions; c) restructuring charges; d) legal costs related to our litigation with MicroStrategy, Inc., which has since been resolved; e) adjustment to the income tax provision; and f) stock-based compensation expense.
    The Company believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the Company's control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

    The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

    1) Such non-GAAP financial measures provide an additional analytical tool for understanding the Company's financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;
    2) Since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors' ability to compare the Company's performance across financial reporting periods;
    3) These non-GAAP financial measures are employed by the Company's management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;
    4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the Company's performance.

    Set forth below are additional reasons why specific items are excluded from the Company's non-GAAP financial measures:

    a) Amortization charges for purchased technology and other intangible assets are excluded because they are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the Company's acquisition transactions. We analyze and measure our operating results without these charges when evaluating our core performance. Generally, the impact of these charges to the Company's net income (loss) tends to diminish over time following an acquisition;
    b) In-process R&D charges are excluded because they often vary significantly in size and amount, and are largely disregarded as acquisition decisions are made;
    c) Restructuring charges are primarily related to severance costs and/or the disposition of excess facilities driven by modifications of business strategy. These costs are excluded because they are inherently variable in size, and are not specifically included in the company's annual operating plan and related budget due to the rapidly changing facts and circumstances typically associated with such modifications of business strategy;
    d) Certain legal costs were incurred in the successful defense of the Company from trade secret litigation brought by a competitor, MicroStrategy, Inc. These costs are excluded because the origin of this litigation was outside the Company's control, the litigation was outside the normal course and scope of the Company's ongoing legal operations and the size and timing of the legal costs were dependent on the particular stage of litigation at any given time.
    e) Income tax expense (benefit) is adjusted by the amount of additional expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration the company's long-term tax structure. Prior to the quarter ended September 30, 2005, the Company used a normalized effective tax rate of 37.5%. Starting in the quarter ended September 30, 2005, the company began to use a normalized effective tax rate of 30%. This item is excluded because the rate remains subject to change based on several factors, including variations over time in the geographic business mix and statutory tax rates.
    f) Stock-based compensation expense is a non-cash item and is difficult to forecast accurately for future periods as it includes significant assumptions and estimates of future stock-based compensation activity. This cost is excluded in order to facilitate comparisons to the operating results of other companies in our industry, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the Company's performance.

    As stated above, the Company presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP results. In the future, the Company expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

    -- Amortization of intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

    -- The company may engage in acquisition transactions in the future. Merger and acquisition related charges may therefore continue to be incurred and should not be viewed as non-recurring.

    -- The company's income tax expense (benefit) will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 30% rate assumed in our non-GAAP presentation.

    -- Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

    Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and is also available in the investor relations section of the Company's web site at www.actuate.com. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the Company's SEC filings.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting and Performance Management Applications that empower 100% of users to achieve breakthrough corporate performance. Actuate provides the most scalable, reliable, flexible and high-performing reporting capabilities for every application in the enterprise. Customers use Actuate to deliver information in context to users inside and outside the firewall as Performance Management and Customer Self-Service applications, managed spreadsheet applications and Java reporting applications.
    Actuate has over 3,500 customers globally in a range of industries including banking, insurance, manufacturing, communications, and government. Founded in 1993, Actuate has headquarters in South San Francisco, Calif., with offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward Looking Statements: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These include statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All such forward-looking statements are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions (including the performancesoft, Inc. acquisition) on the company's financial and/or operating condition, the ability to increase revenues through our indirect distribution channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2005 Annual Report on Form 10-K filed on March 10, 2006.

    Copyright(C) 2006 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.


                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)


                                                 March 31,   Dec. 31,
                                                     2006       2005
                                                ----------------------

                      ASSETS
Current assets:
   Cash, cash equivalents and short-term
    investments                                    $42,212    $54,397
   Accounts receivable, net                         21,717     26,798
   Other current assets                              5,541      2,911
                                                ----------------------
Total current assets                                69,470     84,106
Property and equipment, net                          4,757      4,716
Goodwill and other intangibles, net                 38,295     22,129
Other assets                                           721        630
                                                ----------------------
                                                  $113,243   $111,581
                                                ======================

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                 $3,326     $2,101
   Current portion of restructuring liabilities      2,931      2,948
   Accrued compensation                              4,099      5,306
   Other accrued liabilities                         3,322      3,108
   Income taxes payable                                294        279
   Deferred revenue                                 32,416     31,475
                                                ----------------------
Total current liabilities                           46,388     45,217
                                                ----------------------

Long term liabilities:
   Deferred rent                                       159        198
   Deferred revenue                                  1,005        913
   Restructuring liabilities and other               9,291      9,885
                                                ----------------------
Total long term liabilities                         10,455     10,996
                                                ----------------------

Stockholders' equity                                56,400     55,368
                                                ----------------------
                                                  $113,243   $111,581
                                                ======================


                         ACTUATE CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)



                                                  Three Months Ended
                                                      March 31,
                                                 --------------------
                                                    2006       2005
                                                 ---------- ---------
Revenues:
    License fees                                    $9,987    $8,948
    Services                                        19,857    15,677
                                                 ---------- ---------
Total revenues                                      29,844    24,625
                                                 ---------- ---------

Costs and expenses:
    Cost of license fees                               494       737
    Cost of services                                 7,662     5,834
    Sales and marketing                             11,520     8,418
    Research and development                         5,263     4,228
    General and administrative                       4,022     4,509
    Amortization of other intangibles                  237       276
    In-Process R&D                                     900         -
    Restructuring charges                                -       569
                                                 ---------- ---------
Total costs and expenses                            30,098    24,571
                                                 ---------- ---------
(Loss) income from operations                         (254)       54
Interest and other income, net                         335       384
                                                 ---------- ---------
Income before income taxes                              81       438
Provision for income taxes                             449       193
                                                 ---------- ---------
Net (loss) income                                    $(368)     $245
                                                 ========== =========
Basic net (loss) income per share                   $(0.01)    $0.00
                                                 ========== =========
Shares used in basic per share calculation          60,183    62,092
                                                 ========== =========
Diluted net (loss) income per share                 $(0.01)    $0.00
                                                 ========== =========
Shares used in diluted per share calculation        60,183    64,628
                                                 ========== =========


                         ACTUATE CORPORATION
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                (in thousands, except per share data)
                             (unaudited)



                                              Three Months Ended
                                                March 31, 2006
                                        -----------------------------
                                                Adjust-
                                         GAAP    ments        Non-GAAP
                                        ------- -------       --------
Revenues:
 License fees                           $9,987       -        $9,987
 Services                               19,857       -        19,857
                                        -------               -------
Total revenues                          29,844       -        29,844
                                        -------               -------

Costs and expenses:
 Cost of license fees                      494    (166)(a),(b)   328
 Cost of services                        7,662    (169)  (b)   7,493
 Sales and marketing                    11,520    (535)  (b)  10,985
 Research and development                5,263    (274)  (b)   4,989
 General and administrative              4,022    (472)  (b)   3,550
 Amortization of other intangibles         237    (237)            -
 In-Process R&D                            900    (900)            -
                                        -------               -------
Total costs and expenses                30,098       -        27,345
                                        -------               -------
(Loss) income from operations             (254)      -         2,499
Interest and other income, net             335       -           335
                                        -------               -------
Income before income taxes                  81       -         2,834
Provision for income taxes                 449     401   (d)     850
                                        -------               -------
Net (loss) income                        $(368)      -        $1,984
                                        =======               =======
Basic net (loss) income per share       $(0.01)      -         $0.03
                                        =======               =======
Shares used in basic per share
 calculation.                           60,183                60,183
                                        =======               =======
Diluted net (loss) income per share     $(0.01)      -         $0.03
                                        =======               =======
Shares used in diluted per share
 calculation                            60,183   6,359   (b)  66,542
                                        =======               =======



                                             Three Months Ended
                                               March 31, 2005
                                        -----------------------------
                                                  Adjust-
                                          GAAP     ments     Non-GAAP
                                        --------- --------   ---------
Revenues:
 License fees                             $8,948        -     $8,948
 Services                                 15,677        -     15,677
                                        ---------            --------
Total revenues                            24,625        -     24,625
                                        ---------            --------

Costs and expenses:
 Cost of license fees                        737     (383)(a)    354
 Cost of services                          5,834        -      5,834
 Sales and marketing                       8,418        -      8,418
 Research and development                  4,228        -      4,228
 General and administrative                4,509     (186)(c)  4,323
 Amortization of other intangibles           276     (276)         -
 Restructuring charges                       569     (569)         -
                                        ---------            --------
Total costs and expenses                  24,571        -     23,157
                                        ---------            --------
(Loss) income from operations                 54        -      1,468
Interest and other income, net               384        -        384
                                        ---------            --------
Income before income taxes                   438        -      1,852
Provision for income taxes                   193      502 (d)    695
                                        ---------            --------
Net (loss) income                           $245        -     $1,157
                                        =========            ========
Basic net (loss) income per share             $-        -      $0.02
                                        =========            ========
Shares used in basic per share
 calculation                              62,092              62,092
                                        =========            ========
Diluted net (loss) income per share           $-        -      $0.02
                                        =========            ========
Shares used in diluted per share
 calculation                              64,628              64,628
                                        =========            ========


(a) Amortization of purchased technology.

(b) Prior to January 1, 2006, Actuate accounted for stock compensation under Accounting Principles Board, Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25, Actuate historically used the intrinsic value method to account for stock compensation expense. As of January 1, 2006 Actuate accounts for stock compensation expense under the fair value method. As Actuate adopted the modified prospective transition method, results for prior periods have not been restated under the fair value method for GAAP purposes. Actuate is presenting a non-GAAP adjusted net income per diluted share financial measure which excludes stock based compensation expense for all periods presented. For the three months ended March 31, 2006, stock-based expense included approximately $1, $169, $535, $274, and $472, related to cost of license revenues, cost of services revenues, sales and marketing expense, research and development expense, and general and administrative expense, respectively.

(c) Legal costs related to the litigation with MicroStrategy, Incorporated.

(d) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 30% and 37.5% for fiscal years 2006 and 2005, respectively. We use this normalized effective tax rate of 30% because it reflects our best estimate of an average long-term tax rate assuming a certain forecasted geographic business mix. This rate is subject to change as the geographic business mix and statutory tax rates and their effect on the estimated tax rate differ over time.


                            ACTUATE CORPORATION
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (in thousands)
                                (unaudited)


                                                   Three Months Ended
                                                        March 31,
                                                     2006        2005
                                               -----------------------
 Operating activities
        Net (loss) income                            $(368)      $245
        Adjustments to reconcile net (loss)
         income to net cash from operating
         activities:
          Amortization of deferred compensation          -          -
          Stock compensation expense                 1,451          -
          Amortization of other intangibles            459        659
          Depreciation                                 463        468
          Purchased in-process research &
           development                                 900          -
          Tax benefit from exercise of stock
           options                                      84          -
          Net operating loss utilizations
           associated with prior acquisitions          189          -
        Changes in operating assets and
         liabilities:
          Accounts receivable                        6,077      6,753
          Other current assets                         283        420
          Accounts payable                          (1,532)       254
          Accrued compensation                      (1,726)    (1,567)
          Other accrued liabilities                   (455)    (1,058)
          Deferred tax assets                          164          -
          Income taxes payable                           7        128
          Deferred rent liabilities                    (39)       (26)
          Restructuring liabilities                   (624)      (947)
          Deferred revenue                            (625)    (2,520)
                                               -----------------------
 Net cash provided by operating activities           4,708      2,809
                                               -----------------------

 Investing activities
         Purchases of property and equipment          (178)        84
         Proceeds from maturity of short-term
          investments                               21,622     18,584
         Purchases of short-term investments        (8,400)   (16,662)
         Purchases of minority shares of
          Actuate Japan                               (354)         -
          Acquisition of performancesoft, inc.     (16,228)         -
         Net change in other assets                      1        (26)
                                               -----------------------
 Net cash (used in) provided by investing
  activities                                        (3,537)     1,980
                                               -----------------------

 Financing activities
          Proceeds from issuance of common
           stock                                       831      1,105
          Stock repurchases                           (989)    (1,491)
                                               -----------------------
 Net cash used in financing activities                (158)      (386)
                                               -----------------------
 Net increase in cash and cash equivalents           1,013      4,403
 Effect of exchange rate on cash                         6        (43)
 Cash and cash equivalents at the beginning of
  the period                                        12,490      7,341
                                               -----------------------
 Cash and cash equivalents at the end of the
  period                                           $13,509    $11,701
                                               =======================

    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com